UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Certificate of Elimination.

On April 23, 2014, Spherix Incorporated (the “Company”) filed with the Delaware Secretary of State a Certificate of Elimination eliminating its Series B Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock (collectively, the “Preferred Shares”) and returning them to authorized but undesignated shares of the Company’s preferred stock. None of the Preferred Shares were outstanding. The text of the Certificate of Elimination is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

(b)	Amended and Restated Certificate of Incorporation.

On April 24, 2014, the Company filed with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation. The Company’s stockholders previously approved the Amended and Restated Certificate of Incorporation at the annual meeting held on February 6, 2014.

The Amended and Restated Certificate of Incorporation, among other things, increases the authorized number of shares of common stock and preferred stock to 200,000,000 shares from 50,000,000 shares and to 50,000,000 shares from 5,000,000 shares, respectively. The Amended and Restated Certificate of Incorporation also requires the Company to indemnify its directors, officer and agents and advance expenses to such persons to the fullest extent permitted by Delaware law.

The text of the Amended and Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

    The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Certificate of Elimination of Series B Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock of Spherix Incorporated, filed on April 23, 2014.
3.2	Amended and Restated Certificate of Incorporation of Spherix Incorporated, filed on April 24, 2014.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 25, 2014

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer